                             GEORGIA POWER COMPANY
                                                                   Exhibit 12.1

           Computation of ratio of earnings to fixed charges for the
                      five years ended December 31, 1993
                and the twelve  months ended September 30, 1994


                                                                                                                            Twelve
                                                                                                                            Months
                                                                              Year ended December 31,                       Ended
                                                        --------------------------------------------------------------     Sept. 30,
                                                            1989         1990         1991         1992         1993         1994
                                                            ----         ----         ----         ----         ----         ----
                                                        --------------------------Thousands   of  Dollars--------------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Income Before Interest Charges                       $  981,336   $  772,164   $1,009,019   $1,004,886   $1,034,795   $  916,331
      Federal and state income taxes                        82,992       99,476      315,507      165,667      266,771      294,654
      Deferred  income taxes, net                          184,465       89,075       52,941      194,748      168,372      109,555
      Deferred  investment  tax credits                     (8,017)         (52)      (9,524)      (5,704)     (18,274)      (2,381)
      AFUDC - Debt funds                                    34,421        9,559       10,584        8,459        8,294       11,716
                                                        ----------   ----------   ----------   ----------   ----------   ----------
         Earnings as defined                            $1,275,197   $  970,222   $1,378,527   $1,368,056   $1,459,958   $1,329,875
                                                        ==========   ==========   ==========   ==========   ==========   ==========



FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                         $  479,537   $  483,975   $  462,415   $  404,854   $  345,552   $  319,226
   Interest on interim  obligations                          1,059        8,512        4,906        9,694       15,530       15,206
   Amort of debt disc, premium  and expense, net             5,414        5,644        5,784        7,891       14,087       15,573
   Other interest  charges                                   8,869        9,404        9,941       12,426       47,393       24,128
                                                        ----------   ----------   ----------   ----------   ----------   ----------
         Fixed charges as defined                       $  494,879   $  507,535   $  483,046   $  434,865   $  422,562   $  374,133
                                                        ==========   ==========   ==========   ==========   ==========   ==========

RATIO OF EARNINGS TO FIXED CHARGES                            2.58         1.91         2.85         3.15         3.46         3.55
                                                        ==========   ==========   ==========   ==========   ==========   ==========


Note: The above figures have been adjusted to give effect to Georgia Power Company's 50% ownership of Southern Electric Generating Company.

                            GEORGIA POWER COMPANY

        Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 1993 and the twelve months ended September 30, 1994


                                                                                                                            Twelve
                                                                                                                            Months
                                                                              Year ended December 31,                       Ended
                                                        --------------------------------------------------------------     Sept. 30,
                                                            1989         1990         1991         1992         1993         1994
                                                            ----         ----         ----         ----         ----         ----
                                                        --------------------------Thousands   of  Dollars--------------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Income Before Interest Charges                       $  981,336   $  772,164   $1,009,019   $1,004,886   $1,034,795   $  916,331
      Federal and state income taxes                        82,992       99,476      315,507      165,667      266,771      294,654
      Deferred income taxes, net                           184,465       89,075       52,941      194,748      168,372      109,555
      Deferred  investment  tax credits                     (8,017)         (52)      (9,524)      (5,704)     (18,274)      (2,381)
      AFUDC - Debt funds                                    34,421        9,559       10,584        8,459        8,294       11,716
                                                        ----------   ----------   ----------   ----------   ----------   ----------
         Earnings  as defined                           $1,275,197   $  970,222   $1,378,527   $1,368,056   $1,459,958   $1,329,875
                                                        ==========   ==========   ==========   ==========   ==========   ==========



FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                         $  479,537   $  483,975   $  462,415   $  404,854   $  345,552   $  319,226
   Interest  on interim  obligations                         1,059        8,512        4,906        9,694       15,530       15,206
   Amort of debt disc, premium  and expense, net             5,414        5,644        5,784        7,891       14,087       15,573
   Other interest  charges                                   8,869        9,404        9,941       12,426       47,393       24,128
                                                        ----------   ----------   ----------   ----------   ----------   ----------
         Fixed charges as defined                          494,879      507,535      483,046      434,865      422,562      374,133
Tax deductible   preferred  dividends                        1,805        1,805        1,804        1,804        1,753        1,714
                                                        ----------   ----------   ----------   ----------   ----------   ----------
                                                           496,684      509,340      484,850      436,669      424,315      375,847
                                                        ----------   ----------   ----------   ----------   ----------   ----------
Non-tax  deductible  preferred  dividends                   69,974       64,318       59,897       56,138       48,921       46,324
Ratio  of net income  before  taxes to net income       x    1.498   x    1.687   x    1.669   x    1.613   x    1.672   x    1.725
                                                        ----------   ----------   ----------   ----------   ----------   ----------
Pref  dividend  requirements  before  income  taxes        104,821      108,504       99,968       90,551       81,796       79,909
                                                        ----------   ----------   ----------   ----------   ----------   ----------
Fixed  charges plus pref  dividend  requirements        $  601,505   $  617,844   $  584,818   $  527,220   $  506,111   $  455,756
                                                        ==========   ==========   ==========   ==========   ==========   ==========

RATIO OF EARNINGS TO FIXED CHARGES  PLUS
   PREFERRED  DIVIDEND  REQUIREMENTS                          2.12         1.57         2.36         2.59         2.88         2.92
                                                        ==========   ==========   ==========   ==========   ==========   ==========


Note: The above figures have been adjusted to give effect to Georgia Power Company's 50% ownership of Southern Electric Generating Company.